HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007
July 25, 2007

PRICING SUPPLEMENT
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006 and the
Product Supplement dated July 31, 2006)

Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This pricing supplement relates to nine separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•     Offering Period End Date: July 24, 2007 at 2:00 pm, New York City time
•     Initial Public Offering Price: 100 per cent
•     Initial Valuation Date: July 24, 2007
•     Issue Date: July 27, 2007
•     Maturity Date: 3 business days after the final valuation date

•     Interest Payment Dates: The 27th calendar day of each month following the issue date (or if that day is not a business day, the following business day), commencing on August 27, 2007 and ending on the maturity date.
•     Listing: The notes will not be listed on any U.S. securities exchange or quotation system

Reference Asset / Reference Issuer (TICKER)	Page Number	Interest Rate (per Annum)	Initial Price	Barrier Price	Principal Amount	Agent’s Discount or Commission Per Note / Total (1)	Proceeds to Us Per Note / Total	CUSIP / ISIN	Final Valuation Date
EVERGREEN ENERGY INC. (EEE)	PR-6	24.00%	$3.75	$2.8125	$178,000.00	2.00% / $3,560.00	98.00% / $174,440.00	40428H MK5 / US40428HMK58	October 24, 2007
SiRF TECHNOLOGY HOLDINGS, INC. (SIRF)	PR-7	21.00%	$23.52	$17.6400	$552,000.00	2.00% / $11,040.00	98.00% / $540,960.00	40428H MM1 / US40428HMM15	October 24, 2007
CROCS, INC. (CROX)	PR-8	20.60%	$47.85	$35.8875	$76,000.00	2.25% / $1,710.00	97.75% / $74,290.00	40428H MQ2 / US40428HMQ29	January 24, 2008
EVERGREEN SOLAR, INC. (ESLR)	PR-9	20.50%	$8.87	$7.0960	$55,000.00	2.00% / $1,100.00	98.00% / $53,900.00	40428H ML3 / US40428HML32	October 24, 2007
ENERGY CONVERSION DEVICES, INC. (ENER)	PR-10	20.20%	$29.38	$23.5040	$130,000.00	2.25% / $2,925.00	97.75% / $127,075.00	40428H MR0 / US40428HMR02	January 24, 2008
SIX FLAGS, INC. (SIX)	PR-11	20.00%	$5.05	$3.7875	$80,000.00	2.50% / $2,000.00	97.50% / $78,000.00	40428H MN9 / US40428HMN97	October 24, 2007
GEORGIA GULF CORPORATION (GGC)	PR-12	19.80%	$19.03	$15.2240	$77,000.00	2.25% / $1,732.50	97.75% / $75,267.50	40428H MS8 / US40428HMS84	January 24, 2008
ALLEGHENY TECHNOLOGIES INCORPORATED (ATI)	PR-13	14.00%	$110.20	$88.1600	$111,000.00	2.25% / $2,497.50	97.75% / $108,502.50	40428H MP4 / US40428HMP46	January 24, 2008
Potash Corporation of Saskatchewan Inc. (POT)	PR-14	12.00%	$79.25	$59.4375	$512,000.00	2.75% / $14,080.00	97.25% / $497,920.00	40428H MU3 / US40428HMU31	July 24, 2008
(1)	Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission per Note / Total,” above.

See “Risk Factors” in this pricing supplement beginning on page PR-3, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.
CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES OFFERED	MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Reverse Convertible Notes linked to EEE due October 29, 2007	$178,000.00	$5.46
Reverse Convertible Notes linked to SIRF due October 29, 2007	$552,000.00	$16.95
Reverse Convertible Notes linked to CROX due January 29, 2008	$76,000.00	$2.33
Reverse Convertible Notes linked to ESLR due October 29, 2007	$55,000.00	$1.69
Reverse Convertible Notes linked to ENER due January 29, 2008	$130,000.00	$3.99
Reverse Convertible Notes linked to SIX due October 29, 2007	$80,000.00	$2.46
Reverse Convertible Notes linked to GGC due January 29, 2008	$77,000.00	$2.36
Reverse Convertible Notes linked to ATI due January 29, 2008	$111,000.00	$3.41
Reverse Convertible Notes linked to POT due July 29, 2008	$512,000.00	$15.72
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

HSBC SECURITIES (USA) INC. July 25, 2007

TABLE OF CONTENTS

Page

GENERAL TERMS	PR-3

RISK FACTORS	PR-3

SUMMARY	PR-4

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	PR-4

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION	PR-5

GENERAL TERMS

This pricing supplement relates to nine separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page PR-3 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page PR-4 of this pricing supplement and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price) if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances Notes with an initial maturity of one year may be outstanding for more than one year, it is possible that the Deposits associated with these Notes may not be treated as short-term obligations. In that event, Notes with an initial maturity of one year would be described in “Certain U.S. Federal Income Tax Considerations - U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes - Payments of Interest” in the prospectus supplement.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2002 through June 29, 2007 and for the period from July 2, 2007 through July 24, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•     If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price;
•     If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity; or
•     If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

EVERGREEN ENERGY INC. (EEE)

Description of EVERGREEN ENERGY INC.

According to publicly available information, Evergreen Energy, Inc. (“Evergreen”), together with its subsidiaries, provides energy, environmental, and economic solutions to industrial and public utility markets in the United States and internationally. Evergreen’s K-Fuel process uses heat and pressure to physically and chemically transform high moisture and low-Btu coals, such as subbituminous coal and lignite, into lower-emission fuel. The K-Fuel process also reduces mercury content, sulfur dioxide, nitrous oxides, and carbon dioxide emissions. In addition, Evergreen licenses its technology to third parties.

Evergreen’s SEC file number is 001-14176.

Historical Performance of Evergreen

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	3.06	2.50	2.73
June 28, 2002	2.83	1.80	2.55
September 30, 2002	2.60	1.73	2.00
December 31, 2002	2.75	1.68	2.59
March 31, 2003	2.75	2.35	2.51
June 30, 2003	4.40	2.41	3.88
September 30, 2003	5.25	3.39	5.02
December 31, 2003	7.86	5.01	7.55
March 31, 2004	10.58	7.36	10.39
June 30, 2004	11.05	7.04	7.62
September 30, 2004	9.61	6.24	7.71
December 31, 2004	15.94	6.91	14.52
March 31, 2005	18.00	12.24	13.40
June 30, 2005	14.90	10.32	14.29
September 30, 2005	18.48	13.98	17.11
December 30, 2005	17.50	12.41	17.14
March 31, 2006	22.16	16.50	18.20
June 30, 2006	19.52	11.62	15.28
September 29, 2006	16.50	8.39	10.70
December 29, 2006	14.13	7.65	9.95
March 30, 2007	10.60	5.45	6.57
June 29, 2007	7.83	5.62	6.03
July 2, 2007 through July 24, 2007	6.04	3.55	3.75

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 24.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 18.89 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Evergreen

Initial Price:	USD 3.75

Barrier Price:	USD 2.8125

Interest Rate:	24.00 per cent per annum

Physical Delivery Amount:	266 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.00%		100.00%
+	90%	6.00%		90.00%
+	80%	6.00%		80.00%
+	70%	6.00%		70.00%
+	60%	6.00%		60.00%
+	50%	6.00%		50.00%
+	40%	6.00%		40.00%
+	30%	6.00%		30.00%
+	20%	6.00%		20.00%
+	10%	6.00%		10.00%
	0%	6.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.00%	6.00%	-10.00%
-	20%	-14.00%	6.00%	-20.00%
-	30%	-24.00%	N/A	-30.00%
-	40%	-34.00%	N/A	-40.00%
-	50%	-44.00%	N/A	-50.00%
-	60%	-54.00%	N/A	-60.00%
-	70%	-64.00%	N/A	-70.00%
-	80%	-74.00%	N/A	-80.00%
-	90%	-84.00%	N/A	-90.00%
-	100%	-94.00%	N/A	-100.00%

SIRF TECHNOLOGY HOLDINGS, INC. (SIRF)

Description of SiRF TECHNOLOGY HOLDINGS, INC.

According to publicly available information, SiRF Technology Holdings, Inc. (“SIRF”), through its subsidiaries, engages in the development and marketing of semiconductor and software products that are designed to enable location-awareness utilizing global positioning system (GPS) and other location technologies worldwide. It offers a range of GPS chip set and software products. SIRF's chip set product line consists of two integrated circuits, a radio frequency integrated circuit and a digital signal processing circuit, and standard embedded GPS software. SIRF also offers utility software to its customers to assist them in high-volume manufacturing and testing. The common stock of SIRF began trading on the NASDAQ on April 21, 2004; therefore, the historical prices of SIRF commenced on and from April 21, 2004.

SIRF’s SEC file number is 000-50669.

Historical Performance of SIRF

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	18.76	11.96	13.07
September 30, 2004	15.72	8.75	14.23
December 31, 2004	15.01	10.40	12.72
March 31, 2005	12.91	9.92	11.16
June 30, 2005	18.08	10.75	17.68
September 30, 2005	31.28	16.99	30.13
December 30, 2005	31.60	23.35	29.80
March 31, 2006	42.50	28.24	35.46
June 30, 2006	39.95	26.71	32.22
September 29, 2006	33.29	18.20	23.99
December 29, 2006	32.19	19.74	25.52
March 30, 2007	34.15	23.29	27.76
June 29, 2007	29.45	20.35	20.74
July 2, 2007 through July 24, 2007	25.22	20.74	23.52

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 21.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 15.89 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	SIRF

Initial Price:	USD 23.52

Barrier Price:	USD 17.6400

Interest Rate:	21.00 per cent per annum

Physical Delivery Amount:	42 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.25%		100.00%
+	90%	5.25%		90.00%
+	80%	5.25%		80.00%
+	70%	5.25%		70.00%
+	60%	5.25%		60.00%
+	50%	5.25%		50.00%
+	40%	5.25%		40.00%
+	30%	5.25%		30.00%
+	20%	5.25%		20.00%
+	10%	5.25%		10.00%
	0%	5.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.00%	5.25%	-10.00%
-	20%	-15.00%	5.25%	-20.00%
-	30%	-25.00%	N/A	-30.00%
-	40%	-35.00%	N/A	-40.00%
-	50%	-45.00%	N/A	-50.00%
-	60%	-55.00%	N/A	-60.00%
-	70%	-65.00%	N/A	-70.00%
-	80%	-75.00%	N/A	-80.00%
-	90%	-85.00%	N/A	-90.00%
-	100%	-95.00%	N/A	-100.00%

CROCS, INC. (CROX)

Description of CROCS, INC.

According to publicly available information, Crocs, Inc. (“Crocs”) and its subsidiaries design, develop, and manufacture consumer products from specialty resins worldwide. Crocs offers footwear for men, women, and children under the crocs brand. Crocs also offers apparel and accessories, including t-shirts, sweatshirts, hats, beanies, and socks. In addition, Crocs manufactures spa pillows for the home spa market; seats and pads for use in kayaks and canoes; and scuba diving fins for other water sports products, as well as produces and distributes hockey and lacrosse equipment. Crocs sells its products through other specialty channels, including gift shops, uniform suppliers, independent bicycle dealers, specialty food retailers, health and beauty stores, and other specialty stores. The common stock of Crocs began trading on February 7, 2006; therefore, the historical prices of Crocs commenced on and from February 7, 2006.

Crocs’ SEC file number is 0-51754.

Historical Performance of Crocs

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	16.25	10.16	12.58
June 30, 2006	18.50	10.78	12.58
September 29, 2006	17.53	11.33	16.98
December 29, 2006	25.13	15.83	21.60
March 30, 2007	29.29	21.43	23.63
June 29, 2007	47.40	23.43	43.00
July 2, 2007 through July 24, 2007	49.70	41.18	47.85

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.60 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.12 per cent constitutes interest on the Deposit and 15.48 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Crocs

Initial Price:	USD 47.85

Barrier Price:	USD 35.8875

Interest Rate:	20.60 per cent per annum

Physical Delivery Amount:	20 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	10.30%		100.00%
+	90%	10.30%		90.00%
+	80%	10.30%		80.00%
+	70%	10.30%		70.00%
+	60%	10.30%		60.00%
+	50%	10.30%		50.00%
+	40%	10.30%		40.00%
+	30%	10.30%		30.00%
+	20%	10.30%		20.00%
+	10%	10.30%		10.00%
	0%	10.30%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	0.30%	10.30%	-10.00%
-	20%	-9.70%	10.30%	-20.00%
-	30%	-19.70%	N/A	-30.00%
-	40%	-29.70%	N/A	-40.00%
-	50%	-39.70%	N/A	-50.00%
-	60%	-49.70%	N/A	-60.00%
-	70%	-59.70%	N/A	-70.00%
-	80%	-69.70%	N/A	-80.00%
-	90%	-79.70%	N/A	-90.00%
-	100%	-89.70%	N/A	-100.00%

EVERGREEN SOLAR, INC. (ESLR)

Description of EVERGREEN SOLAR, INC.

According to publicly available information, Evergreen Solar, Inc. (“Evergreen Solar”) engages in the development, manufacture, and marketing of solar power products primarily in Europe and the United States. Evergreen Solar uses its proprietary String Ribbon' technology process in manufacturing crystalline silicon wafers, the primary components of photovoltaic cells. These photovoltaic cells generate direct electricity when exposed to sunlight. Evergreen Solar principally offers solar panels, solar cells, and solar systems. These solar modules are the assemblies of photovoltaic cells that are electrically interconnected and laminated for electric power generation, such as on-grid and off-gird generation. Evergreen Solar sells its products through distributors, systems integrators, and value-added resellers.

Evergreen Solar’s SEC file number is 000-31687.

Historical Performance of Evergreen Solar

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	4.79	2.06	3.06
June 28, 2002	3.48	1.32	1.43
September 30, 2002	1.70	0.65	0.83
December 31, 2002	1.68	0.44	1.29
March 31, 2003	2.32	1.00	1.61
June 30, 2003	1.98	1.26	1.34
September 30, 2003	3.25	1.01	2.07
December 31, 2003	2.89	1.48	1.68
March 31, 2004	2.80	1.65	2.43
June 30, 2004	5.15	2.25	3.24
September 30, 2004	3.29	1.92	2.86
December 31, 2004	4.70	2.82	4.37
March 31, 2005	7.60	4.00	7.07
June 30, 2005	8.23	4.68	6.43
September 30, 2005	9.54	5.73	9.33
December 30, 2005	12.84	7.74	10.65
March 31, 2006	17.50	10.77	15.40
June 30, 2006	16.25	10.00	12.98
September 29, 2006	13.50	7.90	8.30
December 29, 2006	9.80	7.27	7.57
March 30, 2007	10.98	6.97	9.75
June 29, 2007	13.21	8.11	9.30
July 2, 2007 through July 24, 2007	10.49	8.80	8.87

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 15.39 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Evergreen Solar

Initial Price:	USD 8.87

Barrier Price:	USD 7.0960

Interest Rate:	20.50 per cent per annum

Physical Delivery Amount:	112 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.125%		100.00%
+	90%	5.125%		90.00%
+	80%	5.125%		80.00%
+	70%	5.125%		70.00%
+	60%	5.125%		60.00%
+	50%	5.125%		50.00%
+	40%	5.125%		40.00%
+	30%	5.125%		30.00%
+	20%	5.125%		20.00%
+	10%	5.125%		10.00%
	0%	5.125%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.875%	5.125%	-10.00%
-	20%	-14.875%	5.125%	-20.00%
-	30%	-24.875%	N/A	-30.00%
-	40%	-34.875%	N/A	-40.00%
-	50%	-44.875%	N/A	-50.00%
-	60%	-54.875%	N/A	-60.00%
-	70%	-64.875%	N/A	-70.00%
-	80%	-74.875%	N/A	-80.00%
-	90%	-84.875%	N/A	-90.00%
-	100%	-94.875%	N/A	-100.00%

ENERGY CONVERSION DEVICES, INC. (ENER)

Description of ENERGY CONVERSION DEVICES, INC.

According to publicly available information, Energy Conversion Devices, Inc. (“ENER”) engages in the invention, design, development, and commercialization of materials, products, and production processes for the alternative energy generation, energy storage, and information technology markets. ENER operates in three segments: United Solar Ovonic, Ovonic Battery, and ECD. The United Solar Ovonic segment engages in the design, development, manufacture, and sale of PV modules that generate renewable energy by converting sunlight into electricity. The Ovonic Battery segment manufactures and sells rechargeable NiMH batteries and battery materials, as well as positive electrode nickel hydroxide materials used to manufacture NiMH batteries. The ECD segment engages in research and development activities. The company serves alternative energy generation, energy storage, and information technology markets.

ENER’s SEC file number is 001-8403.

Historical Performance of ENER

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	24.53	18.18	20.75
June 28, 2002	25.73	14.01	15.69
September 30, 2002	15.90	9.47	10.85
December 31, 2002	12.88	7.21	9.80
March 31, 2003	11.85	7.95	8.49
June 30, 2003	11.32	8.00	9.24
September 30, 2003	19.24	9.06	10.55
December 31, 2003	13.50	8.00	9.03
March 31, 2004	10.00	6.75	9.79
June 30, 2004	13.35	9.76	11.26
September 30, 2004	14.89	9.62	13.26
December 31, 2004	23.45	12.50	19.32
March 31, 2005	23.42	15.64	22.73
June 30, 2005	26.20	16.27	22.38
September 30, 2005	46.44	22.31	44.88
December 30, 2005	46.88	28.76	40.75
March 31, 2006	57.84	39.81	49.18
June 30, 2006	56.00	31.31	36.43
September 29, 2006	38.98	29.03	37.04
December 29, 2006	41.07	33.80	33.98
March 30, 2007	37.24	27.21	34.94
June 29, 2007	40.10	29.26	30.82
July 2, 2007 through July 24, 2007	32.88	28.50	29.38

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.20 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.12 per cent constitutes interest on the Deposit and 15.08 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	ENER

Initial Price:	USD 29.38

Barrier Price:	USD 23.5040

Interest Rate:	20.20 per cent per annum

Physical Delivery Amount:	34 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	10.10%		100.00%
+	90%	10.10%		90.00%
+	80%	10.10%		80.00%
+	70%	10.10%		70.00%
+	60%	10.10%		60.00%
+	50%	10.10%		50.00%
+	40%	10.10%		40.00%
+	30%	10.10%		30.00%
+	20%	10.10%		20.00%
+	10%	10.10%		10.00%
	0%	10.10%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	0.10%	10.10%	-10.00%
-	20%	-9.90%	10.10%	-20.00%
-	30%	-19.90%	N/A	-30.00%
-	40%	-29.90%	N/A	-40.00%
-	50%	-39.90%	N/A	-50.00%
-	60%	-49.90%	N/A	-60.00%
-	70%	-59.90%	N/A	-70.00%
-	80%	-69.90%	N/A	-80.00%
-	90%	-79.90%	N/A	-90.00%
-	100%	-89.90%	N/A	-100.00%

SIX FLAGS, INC. (SIX)

Description of SIX FLAGS, INC.

According to publicly available information, Six Flags, Inc. (“Six Flags”), through its subsidiaries, operates as a regional theme park company. Six Flags owns and operates regional theme, amusement, and water parks in North America. Six Flags' theme parks offer thrill rides, water attractions, themed areas, concerts and shows, restaurants, game venues, and retail outlets.

Six Flag’s SEC file number is 001-13703.

Historical Performance of Six Flags

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	18.35	12.49	17.86
June 28, 2002	18.69	13.02	14.45
September 30, 2002	15.25	3.40	3.52
December 31, 2002	7.45	3.00	5.71
March 31, 2003	7.00	4.79	5.60
June 30, 2003	9.00	5.48	6.78
September 30, 2003	7.14	4.00	5.26
December 31, 2003	8.00	5.30	7.52
March 31, 2004	8.80	6.89	7.85
June 30, 2004	8.30	6.65	7.26
September 30, 2004	7.25	3.36	5.44
December 31, 2004	5.74	4.45	5.37
March 31, 2005	5.75	3.96	4.12
June 30, 2005	4.74	3.72	4.65
September 30, 2005	7.49	4.48	7.19
December 30, 2005	7.80	6.70	7.71
March 31, 2006	11.93	7.70	10.18
June 30, 2006	10.38	5.11	5.62
September 29, 2006	5.94	4.53	5.23
December 29, 2006	6.52	4.98	5.24
March 30, 2007	6.59	5.27	6.01
June 29, 2007	6.80	5.81	6.09
July 2, 2007 through July 24, 2007	6.10	5.03	5.05

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.14 per cent constitutes interest on the Deposit and 14.86 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Six Flags

Initial Price:	USD 5.05

Barrier Price:	USD 3.7875

Interest Rate:	20.00 per cent per annum

Physical Delivery Amount:	198 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.00%		100.00%
+	90%	5.00%		90.00%
+	80%	5.00%		80.00%
+	70%	5.00%		70.00%
+	60%	5.00%		60.00%
+	50%	5.00%		50.00%
+	40%	5.00%		40.00%
+	30%	5.00%		30.00%
+	20%	5.00%		20.00%
+	10%	5.00%		10.00%
	0%	5.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.00%	5.00%	-10.00%
-	20%	-15.00%	5.00%	-20.00%
-	30%	-25.00%	N/A	-30.00%
-	40%	-35.00%	N/A	-40.00%
-	50%	-45.00%	N/A	-50.00%
-	60%	-55.00%	N/A	-60.00%
-	70%	-65.00%	N/A	-70.00%
-	80%	-75.00%	N/A	-80.00%
-	90%	-85.00%	N/A	-90.00%
-	100%	-95.00%	N/A	-100.00%

GEORGIA GULF CORPORATION (GGC)

Description of GEORGIA GULF CORPORATION

According to publicly available information, Georgia Gulf Corporation (“GGC”) manufactures chlorovinyls and aromatics, and vinyl-based building and home improvement products in North America. The company operates in four segments: Chlorovinyls; Aromatics; Window and Door Profiles, and Moldings Products; and Outdoor Building Products. The Chlorovinyls segment offers chlorine, caustic soda, vinyl chloride monomer, vinyl resins, and vinyl compounds. The Aromatics segment offers cumene, and the co-products phenol and acetone. The Window and Door Profiles, and Moldings Products segment provides extruded vinyl window and door profiles, including frames, sashes, trim and other components, as well as vinyl patio door components and fabricated patio doors, which are sold primarily to window and door fabricators; and manufactures and markets extruded decorative moldings and millwork. The Outdoor Building Products segment offers siding, pipe and pipe fittings, deck, fence and rail, and outdoor storage building products.

GGC’s SEC file number is 001-9753.

Historical Performance of GGC

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	27.00	17.20	26.85
June 28, 2002	27.00	20.40	26.44
September 30, 2002	27.20	19.08	22.87
December 31, 2002	25.10	19.08	23.14
March 31, 2003	25.25	16.94	20.13
June 30, 2003	23.45	18.64	19.80
September 30, 2003	24.45	19.23	23.35
December 31, 2003	29.75	23.45	28.88
March 31, 2004	30.96	24.68	30.15
June 30, 2004	35.99	29.47	35.86
September 30, 2004	46.75	33.20	44.59
December 31, 2004	58.75	42.95	49.80
March 31, 2005	55.90	45.74	45.98
June 30, 2005	47.18	29.47	31.05
September 30, 2005	36.31	22.81	24.08
December 30, 2005	31.50	21.40	30.42
March 31, 2006	34.65	25.95	25.99
June 30, 2006	32.88	22.00	25.02
September 29, 2006	30.05	22.40	27.42
December 29, 2006	28.65	18.36	19.31
March 30, 2007	21.90	16.15	16.21
June 29, 2007	19.47	14.85	18.11
July 2, 2007 through July 24, 2007	21.36	18.06	19.03

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 19.80 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.12 per cent constitutes interest on the Deposit and 14.68 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	GGC

Initial Price:	USD 19.03

Barrier Price:	USD 15.2240

Interest Rate:	19.80 per cent per annum

Physical Delivery Amount:	52 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	9.90%		100.00%
+	90%	9.90%		90.00%
+	80%	9.90%		80.00%
+	70%	9.90%		70.00%
+	60%	9.90%		60.00%
+	50%	9.90%		50.00%
+	40%	9.90%		40.00%
+	30%	9.90%		30.00%
+	20%	9.90%		20.00%
+	10%	9.90%		10.00%
	0%	9.90%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-0.10%	9.90%	-10.00%
-	20%	-10.10%	9.90%	-20.00%
-	30%	-20.10%	N/A	-30.00%
-	40%	-30.10%	N/A	-40.00%
-	50%	-40.10%	N/A	-50.00%
-	60%	-50.10%	N/A	-60.00%
-	70%	-60.10%	N/A	-70.00%
-	80%	-70.10%	N/A	-80.00%
-	90%	-80.10%	N/A	-90.00%
-	100%	-90.10%	N/A	-100.00%

ALLEGHENY TECHNOLOGIES INCORPORATED (ATI)

Description of ALLEGHENY TECHNOLOGIES INCORPORATED

According to publicly available information, Allegheny Technologies Incorporated (“ATI”), through its subsidiaries, engages in the production and sale of specialty metals worldwide. It operates in three segments: High Performance Metals, Flat-Rolled Products, and Engineered Products. The High Performance Metals segment produces, converts, and distributes a range of alloys, including nickel and cobalt-based alloys, and superalloys; titanium and titanium-based alloys; exotic alloys; and other specialty metals, such as ingot, billet, bar, rod, wire, and seamless tube. The Flat-Rolled Products segment offers stainless steel, nickel-based alloys, and titanium and titanium-based alloys in various forms, including plate, sheet, engineered strip, and precision rolled strip products, as well as grain-oriented silicon electrical steel, and tool steels. The Engineered Products segment primarily offers tungsten powder, tungsten heavy alloys, tungsten carbide materials, carbide cutting tools, carbon alloy steel impression die forgings, and grey and ductile iron castings.

Allegheny’s SEC file number is 001-12001.

Historical Performance of Allegheny

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	17.10	14.72	16.54
June 28, 2002	19.10	15.08	15.80
September 30, 2002	15.86	6.20	6.92
December 31, 2002	7.66	5.21	6.23
March 31, 2003	6.85	2.10	2.90
June 30, 2003	7.54	2.88	6.60
September 30, 2003	8.23	5.95	6.55
December 31, 2003	14.00	6.55	13.22
March 31, 2004	13.94	8.64	12.10
June 30, 2004	18.40	9.17	18.05
September 30, 2004	20.50	16.53	18.25
December 31, 2004	23.48	14.22	21.67
March 31, 2005	26.35	17.30	24.11
June 30, 2005	26.40	19.21	22.06
September 30, 2005	31.38	21.58	30.98
December 30, 2005	36.66	26.12	36.08
March 31, 2006	62.25	35.47	61.18
June 30, 2006	87.50	54.78	69.24
September 29, 2006	70.38	55.00	62.19
December 29, 2006	98.72	59.82	90.68
March 30, 2007	110.00	85.10	106.69
June 29, 2007	119.70	99.17	104.88
July 2, 2007 through July 24, 2007	116.25	104.59	110.20

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.12 per cent constitutes interest on the Deposit and 8.88 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Allegheny

Initial Price:	USD 110.20

Barrier Price:	USD 88.1600

Interest Rate:	14.00 per cent per annum

Physical Delivery Amount:	9 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.00%		100.00%
+	90%	7.00%		90.00%
+	80%	7.00%		80.00%
+	70%	7.00%		70.00%
+	60%	7.00%		60.00%
+	50%	7.00%		50.00%
+	40%	7.00%		40.00%
+	30%	7.00%		30.00%
+	20%	7.00%		20.00%
+	10%	7.00%		10.00%
	0%	7.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.00%	7.00%	-10.00%
-	20%	-13.00%	7.00%	-20.00%
-	30%	-23.00%	N/A	-30.00%
-	40%	-33.00%	N/A	-40.00%
-	50%	-43.00%	N/A	-50.00%
-	60%	-53.00%	N/A	-60.00%
-	70%	-63.00%	N/A	-70.00%
-	80%	-73.00%	N/A	-80.00%
-	90%	-83.00%	N/A	-90.00%
-	100%	-93.00%	N/A	-100.00%

POTASH CORPORATION OF SASKATCHEWAN INC.  (POT)

Description of Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan, Inc. (“Potash Corp”) engages in the production and sale of fertilizers, and related industrial and feed products. Potash Corp manufactures and sells solid and liquid phosphate fertilizers; animal feed supplements; and industrial acid, which is used in food products and industrial processes. Potash Corp produces potash from six mines in Saskatchewan and one mine in New Brunswick. Potash Corp also produces nitrogen fertilizers, as well as nitrogen feed and industrial products, including ammonia, urea, nitrogen solutions, ammonium nitrate, and nitric acid. Potash Corp sells its products to retailers, cooperatives, and distributors that provide storage and application services to farmers in North America.

Potash Corp’s SEC file number is 001-10351.

Historical Performance of Potash Corp

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	11.05	9.42	10.88
June 28, 2002	11.45	10.13	11.12
September 30, 2002	11.08	8.28	10.37
December 31, 2002	11.53	10.05	10.60
March 31, 2003	11.06	9.16	10.30
June 30, 2003	10.92	9.94	10.67
September 30, 2003	12.26	10.28	11.76
December 31, 2003	14.54	11.75	14.41
March 31, 2004	14.92	12.71	13.86
June 30, 2004	16.17	13.15	16.15
September 30, 2004	21.42	15.26	21.39
December 31, 2004	28.00	20.22	27.69
March 31, 2005	30.67	24.30	29.17
June 30, 2005	35.56	26.42	31.86
September 30, 2005	38.38	30.95	31.11
December 30, 2005	31.11	24.26	26.74
March 31, 2006	33.08	26.05	29.36
June 30, 2006	35.47	26.28	28.66
September 29, 2006	35.49	27.34	34.73
December 29, 2006	49.06	33.83	47.83
March 30, 2007	56.35	44.05	53.31
June 29, 2007	80.85	52.82	77.97
July 2, 2007 through July 24, 2007	86.85	77.25	79.25

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 12.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.13 per cent constitutes interest on the Deposit and 6.87 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Potash Corp

Initial Price:	USD 79.25

Barrier Price:	USD 59.4375

Interest Rate:	12.00 per cent per annum

Physical Delivery Amount:	12 shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	12.00%		100.00%
+	90%	12.00%		90.00%
+	80%	12.00%		80.00%
+	70%	12.00%		70.00%
+	60%	12.00%		60.00%
+	50%	12.00%		50.00%
+	40%	12.00%		40.00%
+	30%	12.00%		30.00%
+	20%	12.00%		20.00%
+	10%	12.00%		10.00%
	0%	12.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	2.00%	12.00%	-10.00%
-	20%	-8.00%	12.00%	-20.00%
-	30%	-18.00%	N/A	-30.00%
-	40%	-28.00%	N/A	-40.00%
-	50%	-38.00%	N/A	-50.00%
-	60%	-48.00%	N/A	-60.00%
-	70%	-58.00%	N/A	-70.00%
-	80%	-68.00%	N/A	-80.00%
-	90%	-78.00%	N/A	-90.00%
-	100%	-88.00%	N/A	-100.00%